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                                                      EXHIBIT 23.1



                          CONSENT OF INDEPENDENT ACCOUNTANTS


    We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of New West Eyeworks, Inc. of our report dated March 8, 1996, which appears on page 34 of the Annual Report on Form 10-K for the year ended December 30, 1995.


/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP

Phoenix, Arizona
July 11, 1996